EXHIBIT 99.1

21st Consecutive Year of Record Earnings Announced by Hampton Roads Bankshares

NORFOLK, Va., Feb. 11, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), the financial holding company for Bank of Hampton Roads, Shore Bank and Gateway Bank & Trust, today announced its financial results for the fourth quarter and year-ended December 31, 2008.

On December 31, 2008, Gateway Financial Holdings, Inc. was merged with and into Hampton Roads Bankshares. As a result, 8,513,595 new shares of the Company's common stock were issued to the former Gateway Financial Holdings shareholders. In addition, in the second quarter of 2008, the Company acquired Shore Financial Corporation which resulted in the issuance of 2,713,425 new shares of its common stock. Thus, over the past twelve months, the Company's total outstanding shares have more than doubled from 10,314,899 on December 31, 2007 to 21,777,937 on December 31, 2008.

Net income for the quarter ended December 31, 2008 was $2.3 million, up 37% from the comparable period in 2007. For the year ended December 31, 2008, net income was $7.2 million, up 5% over 2007. This is the 21st consecutive year that the Company has reported record earnings.

Vice-Chairman and Chief Executive Officer Jack W. Gibson noted that, "2008 was almost the perfect storm for financial institutions. I could not be more pleased that, as a Company, we were able to navigate this storm in a manner that continues our history of providing a positive return to our shareholders. Moreover, the earnings we are reporting for the fourth quarter do not include any income from Gateway's operations and, for the year, only recognize Shore's income since June 1, 2008. While I don't foresee any fewer challenges in 2009, I am equally convinced that banking is a good business and our fundamental business model continues to be focused on the business of banking."

For the fourth quarter of 2008, diluted earnings per share, inclusive of the new shares outstanding resulting from the Gateway Financial Holdings acquisition, was $0.18 compared to $0.16 in the fourth quarter of 2007. Diluted earnings per share for the full year of 2008 was $0.59 compared to $0.65 in 2007.

"I have to thank our shareholders for their support and confidence in our Company because that is what has enabled us to take advantage of the opportunities we have been presented with over the past year. In 2006, we reached out to our shareholders and the investment community with our first ever rights and public offering. We were incredibly flattered when all of the shares offered were fully subscribed for and helped us raise approximately $19 million in new capital. Our Board and management team immediately started formulating a plan to best employ the new capital and that ultimately led to positive merger discussions with Shore Bank. Shortly after closing the Shore deal in the second quarter of 2008, we became aware of Gateway's challenges with their investments in Fannie Mae and Freddie Mac stock. What started out as a friendly gesture to help a respected competitor led to discussions about what we could accomplish together if we combined our two organizations. Thanks to the constant support of our shareholders, we had the capital resources necessary to take advantage of this situation and further build upon a premier financial institution," said Gibson.

"We have been able to close the Shore Bank and Gateway Bank & Trust mergers on schedule and in the case of Gateway, within a very tight time frame. Throughout each merger process, our Company continued to deliver the high level of service our customers have come to expect. Further, our Company is well capitalized by every customary measure and is a safe, sound and strong organization," Gibson said.

The Company's total assets as of December 31, 2008, were $3.1 billion or 446% ahead of $564 million a year ago; at the time of the acquisitions, Shore Bank's total assets were $267 million and Gateway Bank & Trust's were $2.2 billion. Total deposits were up 432% from $431 million a year ago to end the quarter at $2.3 billion; at the time of the acquisitions, Shore Bank's total deposits were $208 million and Gateway Bank & Trust's were $1.7 billion. The Company's total shareholders' equity on December 31, 2008 was $337 million. The Company's return on average assets was 0.95% for 2008, compared with 1.31% at year end 2007. The Company's return on average equity was 7.63% as of December 31, 2008, compared to 9.52% in 2007.

"Our balance sheet and related performance measures as of December 31, 2008, reflect the merger as it was effective that very day with Gateway Financial Holdings. We are and remain committed to the customers and shareholders that have always supported our Company, whether new to us through the mergers or Bank of Hampton Roads. We are also interested in establishing new customer relationships that will inure to the future benefit of the Company. We have never focused on being the `biggest' or `largest' company by any measure; rather, we pursued the respective opportunities presented by Shore Bank and Gateway Bank & Trust to enhance the value of our banking franchise. These transactions certainly impacted some of our performance ratios in 2008, but our business plan is predicated on long-term, consistent performance for the Company's shareholders and that remains our overarching goal," said Gibson.

Net interest income for the fourth quarter of 2008 was $8.7 million, up 42% over fourth quarter 2007. For the twelve months ended December 31, 2008, net interest income was $27 million, an increase of 13% over the comparable period in 2007. The Company's net interest margin was 4.07% for the fourth quarter of 2008 and 3.89% for the full year. On a linked quarter basis, the Company's net interest margin has improved 25 basis points over the third quarter and should continue to strengthen as time deposits continue to re-price at current interest rates.

Non-interest income for the fourth quarter of 2008 was $1.9 million, an increase of 120% over fourth quarter 2007. The increase was primarily attributable to contributions from Shore Bank's operations and a gain on the sale of the Company's credit card portfolio. The year-over-year increase of 90% was a result of the contributions from Shore Bank's operations, gains from the sale of securities in the Company's investment portfolio and a gain on the sale of a piece of land that Bank of Hampton Roads had intended to use for expansion in Chesapeake prior to moving its corporate headquarters to the Dominion Tower in downtown Norfolk. Non-interest expense increased by 68% from fourth quarter 2007 to $6.4 million; contributing to the increase in non-interest expense were higher expenses related to Shore Bank's operations, expenses related to the openings of Bank of Hampton Roads' Edinburgh Office and Shore Bank's Cape Charles Office, and the impairment of certain securities in the Company's investment portfolio acquired through the Shore Bank merger.

Total loans as of December 31, 2008, were $2.6 billion or 447% ahead of $477 million a year ago. "While it is quickly becoming a cliche to say so, we remain 'open for business' and are working with our customers as prudently and promptly as we can to ensure that credit remains more than adequately available in all of our markets and, more importantly, that our customers' needs are being addressed," observed Gibson. On December 31, 2008, inclusive of Gateway Bank, the Company's nonperforming assets to total assets ratio was 1.34%, up from 0.47% reported for the comparable period last year. In addition, nonaccrual loans increased to $32.89 million in 2008 compared with $1.79 million in 2007. "As far as credit quality is concerned, we have devoted substantial attention and resources toward applying our Company's traditional credit risk management principles and philosophy to both the Shore Bank and Gateway Bank & Trust loan portfolios and lending processes. In addition, during the course of due diligence for each merger, independent third party reviewers attempted to identify possible deterioration and estimate future loss potential in the context of the current economy across all three of the Company's banks so we feel as if we are uniquely positioned as we move forward. As a result, the Company's allowance for loan losses at year-end was bolstered to 1.77% of total loans or $46.2 million," said Gibson. "With most of the credit reserve being built in the fourth quarter. No financial institution is immune from the ongoing upheaval in our national economy but we believe that our approach to credit review and allowances will help reduce our overall balance sheet risk in the future."

The Board of Directors of Hampton Roads Bankshares, recently declared a quarterly dividend in the amount of $0.11 per share on the Company's common stock, payable on March 13, 2009, to shareholders of record as of February 27, 2009. This will be the Company's 29th consecutive dividend payment to shareholders.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1998. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMs. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-seven banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

 --------------------------------------------------------------------
                    Hampton Roads Bankshares, Inc.
                         Financial Highlights
                               Unaudited

 --------------------------------------------------------------------
 (in thousands, except per
  share data)
 --------------------------------------------------------------------
                            Three Months Ended   Twelve Months Ended

 --------------------------------------------------------------------
    Operating Results      Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
    -----------------        2008       2007       2008       2007
 --------------------------------------------------------------------
 Interest income             $13,714    $9,999     $45,177    $38,203
 --------------------------------------------------------------------
 Interest expense              5,039     3,891      17,917     14,016
 --------------------------------------------------------------------
 Net interest income           8,675     6,108      27,260     24,187
 --------------------------------------------------------------------
 Provision for loan losses       594       494       1,418      1,232
 --------------------------------------------------------------------
 Noninterest income            1,896       863       6,541      3,440
 --------------------------------------------------------------------
 Noninterest expense           6,407     3,825      21,548     15,994
 --------------------------------------------------------------------
 Income taxes                  1,225       939       3,660      3,590
 --------------------------------------------------------------------
 Net income                   $2,345    $1,713      $7,175     $6,811
 -------------------------===========================================

 --------------------------------------------------------------------
 Earnings per share:
 --------------------------------------------------------------------
   Basic                  $     0.18 $    0.17  $     0.60 $     0.67
 --------------------------------------------------------------------
   Diluted                      0.18      0.16        0.59       0.65
 --------------------------------------------------------------------
 Book value per share          15.48      7.14       15.48       7.14
 --------------------------------------------------------------------
 Tangible book value per
  share                        11.66      7.14       11.66       7.14
 --------------------------------------------------------------------

 --------------------------------------------------------------------
    Balance Sheet at
    Period-End
    ----------------
 --------------------------------------------------------------------
 Total assets             $3,077,941 $  563,828 $3,077,941 $  563,828
 --------------------------------------------------------------------
 Total loans               2,611,219    477,149  2,611,219    477,149
 --------------------------------------------------------------------
 Total securities            177,433     47,081    177,433     47,081
 --------------------------------------------------------------------
 Total deposits            2,296,146    431,457  2,296,146    431,457
 --------------------------------------------------------------------
 Total borrowings            429,587     53,000    429,587     53,000
 --------------------------------------------------------------------
 Shareholders' equity        337,039     73,660    337,039     73,660
 --------------------------------------------------------------------
 Tangible shareholders'
  equity                     253,835     73,660    253,835     73,660
 --------------------------------------------------------------------

 --------------------------------------------------------------------
    Daily Averages
    --------------
 --------------------------------------------------------------------
 Total assets             $  926,355 $  547,703 $  759,264 $  519,175
 ---------------------------------------------------------------------
 Total loans                 801,954    467,381    646,211    428,874
 ---------------------------------------------------------------------
 Total securities             40,340     48,906     41,711     53,946
 ---------------------------------------------------------------------
 Total deposits              663,274    408,029    562,390    389,055
 ---------------------------------------------------------------------
 Total borrowings            142,664     58,612     94,101     51,336
 ---------------------------------------------------------------------
 Shareholders' equity        109,618     72,848     94,030     71,545
 ---------------------------------------------------------------------
 Interest-earning assets     848,364    517,557    700,584    488,381
 ---------------------------------------------------------------------
 Interest-bearing
  liabilities                684,566    366,065    545,825    341,079
 --------------------------------------------------------------------

 --------------------------------------------------------------------
    Financial Ratios
    ----------------
 --------------------------------------------------------------------
 Return on average assets       1.01%      1.24%      0.95%      1.31%
 --------------------------------------------------------------------
 Return on average equity       8.51%      9.33%      7.63%      9.52%
 --------------------------------------------------------------------
 Net interest margin            4.07%      4.68%      3.89%      4.95%
 --------------------------------------------------------------------
 Efficiency ratio              60.61%     54.87%     63.75%     57.89%
 --------------------------------------------------------------------

 --------------------------------------------------------------------
                           Three Months Ended    Twelve Months Ended

 --------------------------------------------------------------------
    Allowance for Loan     Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
    Losses                   2008       2007       2008       2007
    ------------------
 --------------------------------------------------------------------
 Beginning balance        $    8,692 $    4,647 $    5,043 $    3,911
 --------------------------------------------------------------------
 Provision for losses            594        494      1,418      1,232
 --------------------------------------------------------------------
 Charge-offs related to
  loans                         (114)       (98)      (206)      (109)
 --------------------------------------------------------------------
 Charge-offs related to
  DDAs (Bounce Protection)       (58)        --       (131)        --
 --------------------------------------------------------------------
 Recoveries related to
  loans                            1         --         10          9
 --------------------------------------------------------------------
 Recoveries related to
  DDAs (Bounce Protection)        43         --         92         --
 --------------------------------------------------------------------
 Allowance acquired
  through merger              37,060         --     39,992         --
 --------------------------------------------------------------------
 Ending balance               46,218      5,043     46,218      5,043
 --------------------------------------------------------------------

 --------------------------------------------------------------------
    Nonperforming Assets
    --------------------
 --------------------------------------------------------------------
 Nonaccrual loans         $   32,885 $    1,793 $   32,885 $    1,793
 --------------------------------------------------------------------
 Loans 90 days past due
  and still accruing
  interest                     3,219        852      3,219        852
 --------------------------------------------------------------------
 Other real estate owned       5,092         --      5,092         --
 --------------------------------------------------------------------
 Total nonperforming
  assets                      41,196      2,645     41,196      2,645
 --------------------------------------------------------------------

 --------------------------------------------------------------------
    Asset Quality Ratios
    --------------------
 --------------------------------------------------------------------
 Nonperforming assets to
  total assets                  1.34%      0.47%      1.34%      0.47%
 --------------------------------------------------------------------
 Allowance for loan losses
  to total loans                1.77%      1.06%      1.77%      1.06%
 --------------------------------------------------------------------
 Allowance for loan losses
  to Nonperforming assets     112.19%    190.67%    112.19%    190.67%
 --------------------------------------------------------------------

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Executive Vice President, Investor
           Relations Officer
          (757) 217-1000